Exhibit 99.1

News Release

Inpixon Reports Third Quarter 2022 Financial Results and Provides Business Update

Planned Strategic Transaction for Enterprise Apps Business Line Valued at $69 Million Progressing

Conference Call to be Held Today at 4:30 p.m. Eastern Time

PALO ALTO, Calif., November 14, 2022 /PRNewswire/ -- Inpixon® (Nasdaq: INPX), the Indoor Intelligence® company, today provided a business update and reported its financial results for the third quarter ended September 30, 2022.

“We took a number of actions in the third quarter in furtherance of our objective to unlock value for our shareholders,” commented Nadir Ali, CEO of Inpixon. “We implemented initiatives to streamline our operations and reduce our operating costs. We also signed a definitive agreement for the spinoff and sale of our enterprise apps business segment with KINS Technology Group Inc. in a transaction valued at approximately $69 million, which we believe is a significant win for our shareholders. We continue to see strong demand for expansions within our existing customer base across both business lines within our Indoor Intelligence segment. Although overall macroeconomic market conditions have resulted in some challenges, we still achieved revenue growth of approximately 30% for the nine months ended September 30, 2022 compared to the same period last year. We believe the activities we are undertaking will have a meaningful impact in accelerating the path to profitability and positioning our Indoor Intelligence business lines for continued growth and long-term success.”

Financial Results

Revenues for the three and nine months ended September 30, 2022 were $4.2 million and $14.1 million, respectively, compared to $4.5 million and $10.9 million for the comparable periods in the prior year for a decrease of approximately 6% and an increase of approximately 30%, respectively. This decrease during the third quarter of 2022 is primarily attributable to delayed shipments in the IIoT product line of our Indoor Intelligence segment and lower sales for the SAVES product line. The increase in sales for the nine-month period, is primarily attributable to the addition of the CXApp product line in our Indoor Intelligence segment during the second quarter of 2021 and the addition of the Intranav product line in the fourth quarter of 2021. Gross profit for the three and nine months ended September 30, 2022 was $2.9 million and $10.1 million, respectively, compared to $3.3 million and $7.9 million for the 2021 respective periods, representing a decrease of approximately 10% and an increase of 28%, respectively. The gross profit margin for the three and nine months ended September 30, 2022, was 70% and 71%, compared to 73% and 73% for the three and nine months ended September 30, 2021, respectively. This decrease in margin is primarily due to the sales mix during the periods.

Net loss attributable to stockholders of Inpixon for the three and nine months ended September 30, 2022 was $17.6 million and $48.7 million, respectively, compared to $33.6 million and $31.4 million, respectively, for the comparable periods in the prior year. This increase in loss was primarily attributable lower gross profit, a $7.6 million goodwill impairment and other non-cash items including an unrealized net loss on equity securities, offset by decreased operating expenses in the nine months ended September 30, 2022.

Non-GAAP Adjusted EBITDA for the three and nine months ended September 30, 2022, was a loss of $8.2 million and $26.9 million, respectively, compared to a loss of $6.7 million and $18.5 million for the prior year periods, respectively. Non-GAAP Adjusted EBITDA is defined as net income or loss before interest, provision for income taxes, depreciation and amortization plus adjustments for other income or expense items, non-recurring items and non-cash items including stock-based compensation.

Proforma non-GAAP net loss per basic and diluted common share for the three and nine months ended September 30, 2022 was a loss of $3.96 and $13.44, respectively, compared to a loss of $3.77 and $13.68 for the prior year periods. Non-GAAP net loss per share is defined as net loss per basic and diluted share adjusted for non-cash items including stock-based compensation, amortization of intangibles and one-time charges and other adjustments including impairment of goodwill, provision for valuation allowance on notes, and acquisition costs.

Conference Call

Inpixon management will host a conference call today at 4:30 PM Eastern Time to discuss the company’s financial results for the 2022 third quarter ended September 30, 2022, as well as review the company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll-free 844-407-9500 for U.S. callers or +1 862-298-0850 for international callers and entering access code Inpixon. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2235/47060 or on the company’s Investor Relations section of the website, ir.inpixon.com.

Investors and other interested parties are invited to submit questions to management prior to the call’s start via email to inpx@crescendo-ir.com.

A webcast replay will be available on the company’s Investor Relations section of the website (ir.inpixon.com) through November 10, 2023. A telephone replay of the call will be available approximately one hour following the call, through November 17, 2022, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering access code 47060.

About Inpixon

Inpixon® (Nasdaq: INPX) is the innovator of Indoor Intelligence®, delivering actionable insights for people, places and things. Combining the power of mapping, positioning and analytics, Inpixon helps to create smarter, safer, and more secure environments. The company’s Indoor Intelligence and mobile app solutions are leveraged by a multitude of industries to optimize operations, increase productivity, and enhance safety. Inpixon customers can take advantage of industry leading location awareness, RTLS, workplace and hybrid event solutions, analytics, sensor fusion, IIoT and the IoT to create exceptional experiences and to do good with indoor data. For the latest insights, follow Inpixon on LinkedIn, Twitter, and visit inpixon.com.

Non-GAAP Financial Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles in the United States (“GAAP”) are useful measures of operations. EBIDTA, Adjusted EBITDA and pro forma net loss per share are non-GAAP measures. Inpixon defines “EBITDA” as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization. Management uses Adjusted EBITDA as a metric for which it manages the business, and Inpixon defines “Adjusted EBITDA” as EBITDA plus adjustments for other income or expense items, non-recurring items and non-cash items. Inpixon defines “pro forma net loss per share” as GAAP net loss per share adjusted for stock-based compensation, amortization of intangibles and one-time charges including impairment of goodwill and provision for valuation allowances.

Management provides Adjusted EBITDA and pro forma net loss per share measures so that investors will have the same financial information that management uses, which may assist investors in assessing Inpixon’s performance on a period-over-period basis. Adjusted EBITDA or pro forma net loss per share is not a measure of financial performance under GAAP, and should not be considered an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA and pro forma net loss per share have limitations as analytical tools and should not be considered either in isolation or as a substitute for analysis of Inpixon’s results as reported under GAAP.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Reconciliation of Non-GAAP Financial Measures” table accompanying this press release.

Important Information and Where to Find It

In connection with the proposed business combination of Inpixon’s enterprise apps business segment, which will be held by CXApp Holding Corp. (“CXApp”), with KINS (the “Business Combination”) and the distribution of CXApp common stock to Inpixon securityholders, CXApp has filed with the SEC a registration statement on Form S-1 (the “Form S-1”), which includes a preliminary prospectus registering shares of CXApp common stock and KINS has filed with the SEC a registration statement on Form S-4 (the “Form S-4”), which includes a preliminary proxy statement/prospectus in connection with the KINS stockholder vote required in connection with the Business Combination and the registration of shares of KINS common stock, warrants and certain equity awards. This communication does not contain all the information that should be considered concerning the Business Combination. The final prospectus filed by CXApp will include the final proxy statement/prospectus filed by KINS, which will serve as an information statement/prospectus in connection with the spin-off of CXApp. This communication is not a substitute for the registration statements that CXApp and KINS will file with the SEC or any other documents that KINS or CXApp may file with the SEC, or that KINS, Inpixon or CXApp may send to stockholders in connection with the Business Combination. It is not intended to form the basis of any investment decision or any other decision in respect to the Business Combination. KINS’s stockholders and Inpixon’s stockholders and other interested persons are advised to read, when available, the preliminary and definitive registration statements, and documents incorporated by reference therein, as these materials will contain important information about KINS, CXApp and the Business Combination. The final proxy statement/prospectus contained in KINS’s registration statement will be mailed to KINS’s stockholders as of a record date to be established for voting on the Business Combination.

The registration statements, proxy statement/prospectus and other documents (when they are available) will also be available free of charge, at the SEC’s website at www.sec.gov, or by directing a request to: KINS Technology Group, Inc., Four Palo Alto Square, Suite 200, 3000 El Camino Real, Palo Alto, CA 94306.

Participants in the Solicitation

Inpixon, KINS and CXApp, and each of their respective directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies from KINS’s stockholders in connection with the Business Combination. Stockholders are urged to carefully read the proxy statement/prospectus regarding the Business Combination when it becomes available, because it will contain important information. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of KINS’s stockholders in connection with the Business Combination will be set forth in the registration statement when it is filed with the SEC. Information about KINS’s executive officers and directors and CXApp’s management and directors also will be set forth in the registration statement relating to the Business Combination when it becomes available.

No Solicitation or Offer

This communication shall neither constitute an offer to sell nor the solicitation of an offer to buy any securities, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the Business Combination, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to any registration or qualification under the securities laws of any such jurisdictions. This communication is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation.

Forward-Looking Statements

This communication contains forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical facts contained in this communication, including statements regarding the expected timing and structure of the Business Combination, the ability of the parties to complete the Business Combination, the expected benefits of the Business Combination, CXApp’s future results of operations and financial position, business strategy and its expectations regarding the application of, and the rate and degree of market acceptance of, the CXApp technology platform and other technologies, and Inpixon’s expectations regarding the remainder of its industrial IoT business are forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of Inpixon, CXApp and KINS, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, but are not limited to: the risk that the transactions may not be completed in a timely manner or at all, which may adversely affect the price of Inpixon’s or KINS’s securities; the risk that KINS stockholder approval of the Business Combination is not obtained; the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the amount of funds available in KINS’s trust account following any redemptions by KINS’s stockholders; the failure to receive certain governmental and regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; changes in general economic conditions, including as a result of the COVID 19 pandemic or the conflict between Russia and Ukraine; the outcome of litigation related to or arising out of the Business Combination, or any adverse developments therein or delays or costs resulting therefrom; the effect of the announcement or pendency of the transactions on Inpixon’s, CXApp’s or KINS’s business relationships, operating results, and businesses generally; the fluctuation of economic conditions; the impact of COVID-19, global conflicts, inflation and other global events on Inpixon’s results of operations and global supply chain constraints; Inpixon’s ability to integrate the products and business from acquisitions into its existing business; the performance of management and employees; the regulatory landscape as it relates to privacy regulations and their applicability to Inpixon’s technology; Inpixon’s ability to maintain compliance with Nasdaq’s continued listing requirements; the ability to obtain financing if needed; competition; general economic conditions; the ability to continue to meet Nasdaq’s listing standards following the consummation of the Business Combination; costs related to the Business Combination; that the price of KINS’s or Inpixon’s securities may be volatile due to a variety of factors, including Inpixon’s, KINS’s or CXApp’s inability to implement their business plans or meet or exceed their financial projections and changes in the combined capital structure; the ability to implement business plans, forecasts, and other expectations after the completion of the Business Combination, and identify and realize additional opportunities; and the ability of CXApp to implement its strategic initiatives.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Inpixon’s most recent annual report on Form 10-K, KINS’s registration statement on Form S-1 (File No. 333-249177) and the Form S-4, the Form S-1, the proxy statement/prospectus and certain other documents filed or that may be filed by Inpixon, KINS or CXApp from time to time with the SEC following the date hereof. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Inpixon, CXApp and KINS assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

None of Inpixon, CXApp or KINS gives any assurance that Inpixon, CXApp or KINS will achieve their expectations.

Inpixon Contacts

General inquiries:

Inpixon

Email: marketing@inpixon.com

Web: inpixon.com/contact-us

Investor relations:

Crescendo Communications, LLC

Tel: +1 212-671-1020

Email: INPX@crescendo-ir.com

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value data)

	As of
	September 30, 2022	December 31, 2021
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$63,153	$52,480
Accounts receivable, net of allowances of $268 and $272, respectively	2,879	3,218
Other receivables	137	321
Inventory	2,702	1,976
Short-term investments	-	43,125
Note receivable	150	-
Prepaid assets and other current assets	3,258	4,842
Total Current Assets	72,279	105,962

Property and equipment, net	1,307	1,442
Operating lease right-of-use asset, net	1,323	1,736
Software development costs, net	1,684	1,792
Investment in equity securities	1,124	1,838
Long-term investments	2,500	2,500
Intangible assets, net	28,174	33,478
Goodwill	-	7,672
Other assets	204	253
Total Assets	$108,595	$156,673

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$2,559	$2,414
Accrued liabilities	4,370	10,665
Operating lease obligation, current	514	643
Deferred revenue	3,730	4,805
Short-term debt	6,179	3,490
Acquisition liability	3,376	5,114
Total Current Liabilities	20,728	27,131

Long Term Liabilities
Operating lease obligations, noncurrent	852	1,108
Other liabilities, noncurrent	28	28
Acquisition liability, noncurrent	--	220
Total Liabilities	21,608	28,487

Commitments and Contingencies	--	--

Mezzanine Equity
Series 7 Convertible Preferred Stock - 58,750 shares authorized; zero and 49,250 issued and outstanding as of September 30, 2022 and December 31, 2021, respectively.	--	44,695
Series 8 Convertible Preferred Stock - 53,197.7234 shares authorized; 53,197.7234 and zero issued and outstanding as of September 30, 2022 and December 31, 2021, respectively. (Liquidation preference of $53,198)	53,198	--

Stockholders’ Equity
Preferred Stock - $0.001 par value; 5,000,000 shares authorized;
Series 4 Convertible Preferred Stock - 10,415 shares authorized; 1 issued and 1 outstanding as of September 30, 2022 and December 31, 2021, respectively;	--	--
Series 5 Convertible Preferred Stock - 12,000 shares authorized; 126 issued and 126 outstanding as of September 30, 2022 and December 31, 2021, respectively.	--	--
Common Stock - $0.001 par value; 26,666,667 shares authorized; 2,250,597 and 1,730,141 issued and 2,250,596 and 1,730,140 outstanding as of September 30, 2022 and December 31, 2021, respectively.	2	2
Additional paid-in capital	331,487	332,761
Treasury stock, at cost, 1 share	(695)	(695)
Accumulated other comprehensive income	1,496	44
Accumulated deficit	(299,123)	(250,309)
Stockholders’ Equity Attributable to Inpixon	33,167	81,803

Non-controlling interest	622	1,688

Total Stockholders’ Equity	33,789	83,491

Total Liabilities, Mezzanine Equity and Stockholders’ Equity	$108,595	$156,673

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	For the Three Months Ended,		For the Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)

Revenues	$4,177	$4,450	$14,133	$10,857
Cost of Revenues	1,255	1,186	4,037	2,966

Gross Profit	2,922	3,264	10,096	7,891

Operating Expenses
Research and development	4,644	3,254	13,642	9,185
Sales and marketing	2,157	2,407	6,757	6,119
General and administrative	5,146	8,571	18,148	26,570
Acquisition related costs	2	93	270	1,098
Impairment of goodwill	--	--	7,570	--
Amortization of intangibles	1,366	1,395	4,056	3,088
Total Operating Expenses	13,315	15,720	50,443	46,060

Loss from Operations	(10,393)	(12,456)	(40,347)	(38,169)

Other Income (Expense)
Interest income/(expense), net	(240)	(15)	(62)	1,191
Loss on exchange of debt for equity	--	--	--	(30)
Recovery of valuation allowance on related party loan - held for sale	--	--	--	7,345
Other (expense)/income, net	(1,506)	(47)	(2,277)	464
Gain on related party loan - held for sale	--	--	--	49,817
Unrealized gain/(loss) on equity securities	(5,854)	(22,285)	(7,110)	(51,250)
Total Other Income (Expense)	(7,600)	(22,347)	(9,449)	7,537

Net Loss, before tax	(17,993)	(34,803)	(49,796)	(30,632)
Income tax benefit/(provision)	--	854	(84)	(1,350)
Net Loss	(17,993)	(33,949)	(49,880)	(31,982)

Net Loss Attributable to Non-controlling Interest	(402)	(309)	(1,206)	(544)

Net Loss Attributable to Stockholders of Inpixon	$(17,591)	$(33,640)	$(48,674)	$(31,438)
Accretion of Series 7 preferred stock	--	(2,962)	(4,555)	(2,962)
Accretion of Series 8 Preferred Stock	(6,305)	--	(13,089)	--
Deemed dividend for the modification related to Series 8 Preferred Stock	--	--	(2,627)	--
Deemed contribution for the modification related to Warrants issued in connection with Series 8 Preferred Stock	--	--	1,469	--
Amortization premium- modification related to Series 8 Prefered Stock	1,265	--	2,626	--

Net Loss Attributable to Common Stockholders	$(22,631)	$(36,602)	$(64,850)	$(34,400)

Net Loss Per Share - Basic and Diluted	$(10.21)	$(22.31)	$(31.08)	$(23.95)

Weighted Average Shares Outstanding
Basic and Diluted	2,216,544	1,640,971	2,086,633	1,436,093

Comprehensive Loss
Net Loss	$(17,993)	$(33,949)	$(49,880)	$(31,982)
Unrealized foreign exchange (loss) income from cumulative translation adjustments	898	(404)	1,452	(1,012)
Comprehensive Loss	$(17,095)	$(34,353)	$(48,428)	$(32,994)

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Nine Months Ended,
	September 30,
	2022	2021
	(Unaudited)
Cash Flows Used In Operating Activities
Net loss	$(49,880)	$(31,982)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,008	970
Amortization of intangible assets	4,559	3,571
Amortization of right of use asset	536	527
Stock based compensation	2,962	8,813
Earnout expense valuation benefit	(2,827)	--
Loss on exchange of debt for equity	--	30
Amortization of debt discount	--	224
Amortization of original issued discount	121	--
Accrued interest income, related party	(278)	(1,627)
Provision for doubtful accounts	5	100
Unrealized gain on note	1,870	(638)
Provision for inventory obsolescense	--	300
Recovery for valuation allowance held for sale loan	--	(7,345)
Gain on settlement of related party promissory note and loan related party receivable	--	(49,817)
Deferred income tax	(1)	(4,507)
Loss on disposal of property and equipment	1	--
Unrealized loss on equity securities	7,110	51,250
Impairment of goodwill	7,570	--
Realized gain on sale of equity securities	151	--
Gain on conversion of note receivables	(791)	--
Other	196	137

Changes in operating assets and liabilities:
Accounts receivable and other receivables	336	(678)
Inventory	(1,002)	(499)
Prepaid expenses and other current assets	1,545	(70)
Other assets	28	200
Accounts payable	237	(653)
Accrued liabilities	1,059	3,421
Income tax liabilities	(38)	3,471
Deferred revenue	(915)	1,214
Operating lease obligation	(505)	(519)
Other liabilities	--	89
Net Cash Used in Operating Activities	$(26,943)	$(24,018)

Cash Flows Used in Investing Activities
Purchase of property and equipment	(221)	(258)
Investment in capitalized software	(611)	(857)
Purchase of short term investments	--	(2,000)
Sales of short term investments	--	2,000
Purchase of convertible note	(5,500)	--
Sales of equity securities	229	--
Purchases of treasury bills	--	(63,362)
Sales of treasury bills	43,001	28,000
Purchase of Systat licensing agreement	--	(900)
Issuance of note receivable	(150)	(268)
Acquisition of Game Your Game	--	184
Acquisition of CXApp	--	(15,186)
Acquisition of Visualix	--	(61)
Net Cash Provided By (Used in) Investing Activities	$36,748	$(52,708)

Cash From Financing Activities
Net proceeds from issuance of preferred stock and warrants	$46,906	$50,584
Net proceeds from issuance of common stock and warrants	--	77,853
Net proceeds from promissory note	5,539	--
Cash paid for redemption of preferred stock series 7	(49,250)	--
Taxes paid related to net share settlement of restricted stock units	(336)	(1,687)
Loans to related party	--	(117)
Repayment of CXApp acquisition liability	(1,957)	(241)
Repayment of acquisition liability to Nanotron shareholders	--	(467)
Repayment of acquisition liability to Locality shareholders	--	(500)
Net Cash Provided By Financing Activities	$902	$125,425

Effect of Foreign Exchange Rate on Changes on Cash	(34)	90

Net Increase in Cash and Cash Equivalents	10,673	48,789

Cash and Cash Equivalents - Beginning of period	52,480	17,996

Cash and Cash Equivalents - End of period	$63,153	$66,785

Reconciliation of Non-GAAP Financial Measures:

	For the Three Months Ended		For the Nines Months Ended,
	September 30,		September 30,
(In thousands)	2022	2021	2022	2021

Net loss attributable to common stockholders	$(17,591)	$(33,640)	$(48,674)	$(31,438)
Interest expense/(income), net	240	15	62	(1,191)
Income tax (benefit)/provision	-	(854)	84	1,350
Depreciation and amortization	1,891	1,903	5,567	4,541
EBITDA	(15,460)	(32,576)	(42,961)	(26,738)
Adjusted for:
Non-recurring one-time charges:
Loss on exchange of debt for equity	-	-	-	30
Provision for valuation allowance on held for sale loan	-	-	-	(7,345)
Gain on related party loan held for sale	-	-	-	(49,817)
Unrealized loss on equity securities	5,854	22,285	7,110	51,250
Acquisition transaction/financing costs	2	93	270	1,098
Earnout compensation expense/(benefit)	-	835	(2,827)	2,893
Professional service fees	-	418	8	1,189
Impairment of goodwill	-	-	7,570	-
Unrealized losses/(gains) on notes, loans, investments	-	(6)	124	(497)
Bad debts expense/provision	5	100	5	100
Reserve for inventory obsolescence	-	300	-	300
Stock-based compensation – compensation and related benefits	688	1,664	2,962	8,813
Severance costs	127	210	248	210
Restructuring Costs	597	-	597	-
Adjusted EBITDA	$(8,187)	$(6,677)	$(26,894)	$(18,514)

	For the Three Months Ended		For the Nines Months Ended,
	September 30,		September 30,
(In thousands, except share data)	2022	2021	2022	2021

Net loss attributable to common stockholders	$(17,591)	$(33,640)	$(48,674)	$(31,438)
Adjustments:
Non-recurring one-time charges:
Loss on exchange of debt for equity	-	-	-	30
Provision for valuation allowance on held for sale loan	-	-	-	(7,345)
Gain on related party loan held for sale	-	-	-	(49,817)
Unrealized loss on equity securities	5,854	22,285	7,110	51,250
Acquisition transaction/financing costs	2	93	270	1,098
Earnout compensation expense/(benefit)	-	835	(2,827)	2,893
Professional service fees	-	418	8	1,189
Impairment of goodwill	-	-	7,570	-
Unrealized losses/(gains) on notes, loans, investments	-	(6)	124	(497)
Bad debts expense/provision	5	100	5	100
Reserve for inventory obsolescence	-	300	-	300
Stock-based compensation – compensation and related benefits	688	1,664	2,962	8,813
Severance costs	127	210	248	210
Restructuring costs	597	-	597	-
Amortization of intangibles	1,533	1,560	4,559	3,571
Proforma non-GAAP net loss	(8,785)	(6,181)	(28,048)	(19,643)
Proforma non-GAAP net loss per common share - basic and diluted	$(3.96)	$(3.77)	$(13.44)	$(13.68)

Weighted average basic and diluted common shares outstanding	2,216,544	1,640,971	2,086,633	1,436,093